Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED UNDER
17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.24b-2.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
Amendment Two to Customer Care and Billing Services Agreement Between
Clearwire US LLC
and
Amdocs Software Systems Limited
This amendment two to Customer Care and Billing Systems Agreement (“Amendment Two”) is entered into this seventh (7th) day of March, 2011 (“Amendment Two Effective Date”) by and between Clearwire US LLC (“Clearwire”) and Amdocs Software Systems Limited (“Amdocs”), each of whom is referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined in this Amendment Two shall have the same definition as used in the CCBS Agreement (defined below) or Amendment One (defined below) as applicable.
RECITALS
Whereas, Clearwire and Amdocs entered into a Customer Care and Billing Systems Agreement dated March 31, 2009 (as amended from time to time through the date hereof, the “CCBS Agreement”); and
Whereas, the Parties entered into that certain Letter Agreement for the Payment of Amounts Due and the Amendment of Agreements, dated December 21, 2010 (“Amendment One”) which modified and amended certain terms and conditions of the CCBS Agreement, including without limitation certain schedules to the CCBS Agreement; and
Whereas, pursuant to Amendment One, on December 30, 2010, Clearwire paid to Amdocs the [*****] Initial Payment which amount, together with the [*****] Subsequent Payment due on March 15, 2011, represents complete, full, final payment and satisfaction of certain outstanding invoices attached as Annex A to Amendment One; and
Whereas, the parties hereto desire to further amend and/or modify the CCBS Agreement;
Now, wherefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following provisions of this Amendment Two which provisions amend and modify the CCBS Agreement, including without limitation, certain schedules to the CCBS Agreement:
1. The opening paragraph under Chapter B.1 “Clearwire BSS Managed Services Fees” contained in Schedule D of the CCBS Agreement is deleted in its entirety, and is hereby replaced by a new opening paragraph of Chapter B.1 which provides as follows
Amdocs will charge Clearwire for Amdocs’ services as described in Chapter C to Schedule A of the Agreement and in Schedule B to the Agreement (as amended by Additional Service Orders “Order #2 (Additional Services)” dated November 9, 2009; “Order #10 (Additional Services)” dated November 17, 2009; and “Order #12 (Additional Services)” dated November 9, 2009) (the “Managed Services”) , except for the services where a separate charge has been expressly stated by the Parties in this Schedule D (e.g., Chapters B.2 and C) and Additional Services (for which the charges shall be set forth in the applicable Additional Services Order) as described in this Chapter B.1 or as otherwise provided in this Chapter B to Schedule D.
2. Section 8.1 of Chapter B.1 “Clearwire BSS Managed Services Fees” contained in Schedule D of the CCBS Agreement is deleted in its entirety, and is hereby replaced by new Section 8.1 of Chapter B.1 which provides as follows:

8.1 Subject to the cap described in Section 9 below, starting January 1, 2011 the total monthly managed services fee for the Manage Services under the Agreement (including, without limitation, the reference table management services described in Schedule B and the Additional Service Orders amending Schedule B, i.e., Additional Service Orders “Order #2 (Additional Services)” dated November 9, 2009; “Order #10 (Additional Services)” dated November 17, 2009; “Order #12 (Additional Services)” dated November 9, 2009) will be the greater of (a) a flat fee of [*****] per month (the “Reduced Managed Service Fee”) or (b) the combination of Monthly Subscriber Fees as specified in the following tables (Table 8.1(a) through Table 8.1(d) inclusive), provided however that Table 8.1(a) and Table 8.1(b) shall only be applicable to retail subscribers that Clearwire activates and manages on the CCBS-based “CES 7.5” retail billing and customer care system, and not to any retail subscribers activated and managed on any other retail billing and customer care system.
3. Section 3 of Additional Services Order #2 dated November 9, 2009 under the CCBS Agreement is deleted in its entirety and is hereby replaced by new Section 3 which provides as follows:
3. Cost: No additional fees or charges shall be assessed for the Additional Services described in Section 2 above (to be considered an amendment to Schedule D of the Agreement for the period up to and through December 31, 2011). If Clearwire is no longer using the services stated in Additional Services Order #2 as of January 1, 2012, then Clearwire shall promptly notify Amdocs in writing that it is, in its sole discretion, either (a) terminating this ASO #2 at no cost or penalty to Clearwire, or (b) electing to proceed with this ASO #2 in which case the parties shall modify this ASO #2 to reflect any newly defined terms, as applicable. The costs for Additional Services under this Additional Services Order are included in the Reduced Managed Services Fee described in Section 8.1 of Chapter B.1 contained in Schedule D of the Agreement.
4. Section 5 of Additional Services Order #10 dated November 17, 2009 under the CCBS Agreement is deleted in its entirety and is hereby replaced by new Section 5 which provides as follows:
5. Cost: No additional fees or charges shall be assessed for the Additional Services described in Section 2 and Section 3 above (to be considered an amendment to Schedule D of the Agreement for the duration of this Additional Services Order). The costs for Additional Services under this Additional Services Order are included in the Reduced Managed Services Fee described in Section 8.1 of Chapter B.1 contained in Schedule D of the Agreement.
5. Section 3 of Additional Services Order #12 dated November 9, 2009 under the CCBS Agreement is deleted in its entirety and is hereby replaced by new Section 3 which provides as follows:
3. Cost: No additional fees or charges shall be assessed for the Additional Services described in Section 2 above (to be considered an amendment to Schedule D of the Agreement for the period up to and through December 31, 2011). ). If Clearwire is no longer using the services stated in Additional Services Order #12 as of January 1, 2012, then Clearwire shall promptly notify Amdocs in writing that it is, in its sole discretion, either (a) terminating this ASO #12 at no cost or penalty to Clearwire, or (b) electing to proceed with this ASO #12 in which case the parties shall modify this ASO #12 to reflect any newly defined terms, as applicable. The costs for Additional Services under this Additional Services Order are included in the Reduced Managed Services Fee described in Section 8.1 of Chapter B.1 contained in Schedule D of the Agreement.
6. Section 6.2 of Schedule D of the CCBS Agreement is deleted in its entirety, and is hereby replaced by new Section 6.2 set forth below, provided, however ,notwithstanding anything contained herein, the CCBS Agreement or any other applicable agreement this new Section 6.2 shall be deemed null and void to the extent that Clearwire does not make the Subsequent Payment in accordance with Amendment One:

6.2. Clearwire shall earn a credit of up to [*****] each calendar year during the Term of the Agreement (including any extension of the Term) in the form of development credits (the “Restructured Development Credits”) which may be applied toward Services, provided or performed by Amdocs under the Agreement. The amount of Restructured Development Credits earned each calendar year shall be (i) based on, an hour by hour basis, the aggregate number of development hours and testing hours paid for by Clearwire during the applicable calendar year, subject to achieving the minimum thresholds as set forth below in Table 6.2 and (ii) to the extent earned, apportioned between development credits earned (which may only be used for development services), and testing credits earned (which may only be used for testing services), based on the proportion of development hours and testing hours paid for by Clearwire during such calendar year to the total development and testing credits available during such calendar year as set forth in Table 6.2 (e.g., [*****] development hours and [*****] testing hours paid for by Clearwire during a calendar year will earn Clearwire [*****] development credits and [*****] testing credits for such calendar year ) . For the purposes of this Section 6.2, a “development hour” means any activity performed in the scoping, analysis, design, coding, or project management of a development delivery into production and “testing hour” means any activity performed in testing a project. Any Restructured Development Credits earned by Clearwire during a respective calendar year may be used by Clearwire through, and including, the end of the second quarter of the immediately succeeding calendar year during which such Restructured Development Credits were earned by Clearwire (such period, the “Restructured Development Credit Use Period”). Any Restructured Development Credits not used by Clearwire during the applicable Restructured Development Credit Use Period shall permanently expire and may not be used by Clearwire in any way under the Agreement or any other applicable agreement.
TABLE 6.2

Annual Development And Testing	Annual Development And Testing
Hours Paid	Hours Credited
[*****]	[*****]
[*****]	[*****]
7. For the avoidance of doubt, the Parties acknowledge and agree that fees from Schedule D, Chapter B.2, sections 15-18 only apply if those systems or services are in production. Unless and until Clearwire places those modules or services (e.g. APRM, APS, ASMM, etc.) described in sections 15-18 in production, the fees do not apply and Amdocs cannot invoice Clearwire for such modules or services. If Clearwire places those modules or services in production, then the fees will apply, and such fees would not be subject to the [*****] Reduced Managed Service Fee cap.
8. Additional Services Order #14 dated January 4, 2010 under the CCBS Agreement is hereby cancelled in its entirety effective December 31, 2010, including without limitation any ongoing maintenance or service fees of any kind. Clearwire shall not be charged, and shall not pay, any cancellation fees or other charges in connection with the cancellation of Additional Services Order #14, and Amdocs waives any and all rights to invoice or collect any such fees or charges from Clearwire. Clearwire is relieved from any obligation to pay any maintenance or other services and Amdocs waives any and all rights to invoice or collect any such fees or charges from Clearwire.
9. Additional Services Order #16 dated November 1, 2009 under the CCBS Agreement is hereby cancelled in its entirety effective December 31, 2010, including without limitation any ongoing maintenance or service fees of any kind. Clearwire shall not be charged, and shall not pay, any cancellation fees or other charges in connection with the cancellation of Additional Services Order #16, and Amdocs waives any and all rights to invoice or collect any such fees or charges from Clearwire. Clearwire is relieved from any obligation to pay any maintenance or other services and Amdocs waives any and all rights to invoice or collect any such fees or charges from Clearwire. Notwithstanding the foregoing, Clearwire may continue to use any and all deliverables under Additional Services Order #16 subsequent to such cancellation.
10. All other terms and conditions in the CCBS Agreement not amended or modified herein, will remain in effect and are not affected by this Amendment Two. In the event of a conflict between the provisions of this Amendment Two and the provisions of the CCBS Agreement prior to the date hereof , the provisions of this Amendment Two shall govern. Except as expressly provided in this Amendment Two, nothing herein shall operate as, or be deemed to constitute, a waiver of any rights or benefits by any Party, and each Party retains all of its rights under the CCBS Agreement as amended.
Each Party has caused this Amendment Two to be executed by its authorized representative as of the Amendment Two Effective Date.

CLEARWIRE US LLC		AMDOCS SOFTWARE SYSTEMS LIMITED

By:	/s/ William Morrow	By:	/s/ Philip Butter

Name:	William Morrow	Name:	Philip Butter

Title:	CEO	Title:	Assistant Secretary

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